Exhibit 5.2

February 3, 2022	ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

Acreage Holdings, Inc.

450 Lexington Avenue, #3308
New York, New York 10163

Ladies and Gentlemen:

We have acted as counsel for Acreage Holdings, Inc., a corporation organized under the laws of British Columbia (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of up to $300,000,000 aggregate initial offering price of (i) the Company’s Class E subordinate voting shares, without par value (the “Fixed Shares”), (ii) the Company’s Class D subordinate voting shares, without par value (the “Floating Shares”), (iii) debt securities of the Company, which may or may not be converted into other securities (the “Debt Securities”), (iv) warrants to purchase Fixed Shares or Floating Shares (the “Warrants”), (v) subscription receipts for Fixed Shares, Floating Shares or Warrants (the “Subscription Receipts”), (vi) subscription rights for Fixed Shares, Floating Shares or Warrants (the “Rights”) and (vii) any combination of one or more Fixed Shares, Floating Shares, Debt Securities, Warrants, Subscription Receipts or Rights, in one or more transactions under the Prospectus. The Registration Statement also relates to the issuance and sale by the selling securityholders named therein of Fixed Shares, Floating Shares, Warrants for Fixed Shares and Warrants for Floating Shares. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed issuance and sale of the Debt Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Notice of Articles and Articles of Incorporation, each as amended to date; (iii) the form of Indenture filed as an exhibit to the Registration Statement; (iv) certain resolutions of the Board of Directors of the Company relating to the registration of the Debt Securities; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Debt Securities offered thereby; (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) any securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

AUSTIN Boston CHICAGO dallas DENVER	DETROIT houston JACKSONVILLE LOS ANGELES MADISON	MEXICO CITY MIAMI MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C. BRUSSELS TOKYO

Acreage Holdings Inc.

February 3, 2022

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that all requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company, respectively, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a.	The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b.	The terms of such Debt Securities and of their issuance and sale shall have been established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c.	Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable indenture; and

d.	Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

Acreage Holdings Inc.

February 3, 2022

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP